EXHIBIT 99.1
N e w s R e l e a s e

April 30, 2010

Park National Corporation adds $16.4 million in capital
from exercise of common stock warrants

NEWARK, Ohio — Park National Corporation (Park) (NYSE Amex: PRK) today announced that in the month of April 2010, investors holding outstanding Series A warrants to acquire Park common stock exercised warrants to purchase 250,000 common shares, generating net proceeds for Park of approximately $16.4 million (net of selling expenses). Park has raised $70 million in common stock (net of selling and administrative costs) since the second quarter of 2009.

The exercised warrants, which had a strike price of $67.75 per common share, represented 100 percent of the 250,000 Series A warrants Park issued in the registered direct offering which closed on October 30, 2009. An additional 250,000 Series B warrants issued in October 2009 with a strike price of $67.75 remain outstanding and expire on October 30, 2010.

“We are pleased to have raised additional capital at $67.75 per share. At March 31, 2010, our common book value per common share was $41.94, therefore, we raised this capital at over 1.6 times common book value,” said Park Chairman C. Daniel DeLawder.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the exclusive placement agent for the transaction.

Headquartered in Newark, Ohio, Park National Corporation has $7.2 billion in total assets (as of March 31, 2010). Park consists of 13 community bank divisions and two specialty finance companies. Park's Ohio-based banking operations are conducted through Park subsidiary The Park National Bank and its divisions which include Fairfield National Bank Division, Richland Bank Division, Century National Bank Division, First-Knox National Bank Division, Farmers & Savings Bank Division, United Bank Division, Second National Bank Division, Security National Bank Division, Unity National Bank Division and The Park National Bank of Southwest Ohio & Northern Kentucky Division. Park's other banking subsidiary is Vision Bank (headquartered in Panama City, Florida), and its Vision Bank Division (of Gulf Shores, Alabama). Park also includes Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance) and Guardian Finance Company.

Media Contact: Bethany Lewis 740.349.0421 bblewis@parknationalbank.com or John W. Kozak, Chief Financial Officer, 740.349.3792 jkozak@parknationalbank.com

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

N e w s R e l e a s e

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically, the real estate market and credit market, either national or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com